EXHIBIT 10.5

Effective Date: August 1, 2004

Re: Amendment No. 1 to Change in Control Agreement

Dear Mr. Dwyer:

When countersigned by you, this letter will serve as an amendment (referred to here as “Amendment No. 1”) to your existing change in control agreement with KCS Energy, Inc. (the “Company”) dated May 1, 2003 (the “Original Agreement”).

          1. Effectiveness of Agreement Provision. Section 5 of the Original Agreement is amended by deleting the words “August 1, 2004” and substituting therefor the words “August 1, 2006”.

          2. Original Agreement Ratified. In all other respects, the Original Agreement remains in effect, and is ratified by you and by the Company.

* * *

Please sign below and return a signed copy to the Company to confirm your agreement with this Amendment No. 1.

Very truly yours,

KCS Energy, Inc.

/s/ James Christmas
Chairman and Chief Executive Officer

Accepted and agreed to:

/s/ Frederick Dwyer